EXHIBIT 99.1

Asure Software Reports Fourth Quarter and Full Year 2010 Results; Improves P&L by $3.9M Year Over Year, Excluding 1-Time Items

  Continued transition to fully recurring SaaS/cloud-based revenue model
  Q4 earnings per share of $0.03 excluding 1-time items
  Q4 2010 EBITDA of $0.3M, $0.11 per share
  Net Earnings, excluding 1 time items, improvement of $3.9M Year over Year
  Cash growth of 23% Quarter over Quarter, to $1.1M
  Deferred Revenue Growth of 10% Year over Year
  Formation of M&A Committee to advise on pursuit of accretive transactions

AUSTIN, Texas, March 16, 2011 (GLOBE NEWSWIRE) -- Asure Software, Inc. (Nasdaq:ASUR), a leading provider of workforce management software, announced results for the fourth quarter ended December 31, 2010.

Fourth quarter business results (excluding 1-time items) included earnings of $0.03 per share and EBITDA per share of $0.11. Total GAAP earnings per share of $0.02 met the range of Asure's earnings guidance of $0.02 to $0.04 earnings per share. Negative one-time items contributed ($0.01) per share to earnings, and consisted of severance expense associated with a continual review of our ongoing cost structure.

Fourth quarter revenue was $2.41M, a (7%) decrease over the prior period in 2009 of $2.59M. The revenue decrease was largely driven by both a $0.2M reduction in 1-time hardware sales and the continued transition from 1-time license revenue to a SaaS/cloud-based recurring model. Overall, Asure's percentage of recurring revenue grew by 5% compared to the prior period of 2009; from 71% to 76%. Compared to the prior quarter of Q3 2010, Asure's NetSimplicity line's recurring revenue increased 7% and its iEmployee line's Saas/Cloud-based bookings increased 22%. Additionally, total recurring revenue grew 3% sequentially over the prior quarter.

Pat Goepel, Asure's Chief Executive Officer began, "We have shown significant progress in the P&L and our continuing focus remains on improving revenue, particularly in the area of cloud-based offerings to maximize recurring, and thus predictable, revenue. In terms of earnings, we improved the P&L from break-even to a profitable result of $0.02 per share compared to last quarter. The changes we have implemented in the past year have really shown in the annual results. Excluding 1-time items, Asure lost $3.8M in 2009. In 2010, we drastically improved the business recording a net gain of $0.1M excluding 1-time items. Lastly, as discussed last quarter, our cash balances grew as expected to almost $1.1M in fourth quarter."

David Scoglio, Asure's Chief Financial Officer added, "As we close 2010, we can reflect on a pivotal turning point for Asure. Looking to 2011, we envision a company focused on delivering cloud based solutions on a scalable and efficient platform, with a predictable repetitive revenue stream. Due to the near-term revenue recognition differences associated with switching from a 1-time perpetual license focus to a cloud-based sales focus, we expect additional overall revenue decline in the upcoming quarter. Combined with our continued investments in sales and in our previously cited platform infrastructure, we expect Q1 2011 earnings to be within the range of a loss of ($0.04) to ($0.07) per share. Additionally, we expect Q1 2011 EBITDA to be between $0.01 and $0.04 per share. Mr. Goepel continued, "We are well on our way to building an Asure that is poised for scalable growth with a highly repetitive revenue model. We believe that our 2011 strategies will increase both long term shareholder value and firm valuation. Our revenue drop in the first quarter is expected and in line with our 2011 budget. As we focus on increasing our recurring revenue streams, the slower revenue recognition in the near term will facilitate long term predictability and recurrence of revenue as we build our base of repetitive customers. By late 2011, with an upgraded platform and with new and enhanced products, we believe our ability to close materially more customers will be greatly improved. As discussed previously, we are carefully progressing on this path to stabilize earnings while expecting to grow cash throughout the year. Lastly, we continue to explore multiple acquisition opportunities, as well as financing options while our platform technology is being upgraded. We have formed an M&A Committee as we seek to monetize our significant tax assets and realize additional corporate synergies."

Conference Call Details

Asure will follow this announcement with a conference call for the investment community on Wednesday, March 16, 2011, at 11:00 am EST, (10 a.m. CST) to further discuss the quarter and outlook. Participating in the call will be Pat Goepel, Chief Executive Officer and David Scoglio, Chief Financial Officer. To participate, dial (877) 853-5636 ten minutes before the call begins. International callers should dial (631) 291-4544. The pass code for all callers is 43810604.

Investors, analysts, media and the general public will also have the opportunity to listen to the conference call in listen-only mode via the Internet by visiting the investor relations page of Asure's web site at www.asuresoftware.com. To monitor the live call, please visit the web site at least 10 minutes early to register, download and install any necessary audio software. For those who cannot listen to the live broadcast, an archived replay will be available shortly after the call at http://investor.asuresoftware.com/.

About Asure

Headquartered in Austin, Texas, Asure Software (ASUR), empowers small to mid-size organizations and divisions of large enterprises to operate more efficiently, increase worker productivity and reduce costs through a comprehensive suite of global cloud based workforce management software and services. Asure's market-leading suite includes products that optimize workforce time and attendance tracking, benefits enrollment and tracking, pay stubs, W2 documentation, and room scheduling solutions focused on meeting rooms, equipment and other shared resources. With additional offices in Warwick, Rhode Island, Vancouver, British Columbia, and Mumbai, India, Asure serves 3,500 customers around the world. For more information, please visit www.asuresoftware.com.

The Asure Software, Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=8565

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995:

Statements in this press release regarding Asure's business which are not historical facts are "forward-looking statements" that involve risks and uncertainties. Such risks and uncertainties could cause actual results to differ from those contained in the forward-looking statements.

*Non-GAAP Financial Measures: EBITDA

This press release includes the following financial measure defined as a non-GAAP financial measure by the Securities and Exchange Commission: EBITDA. This supplemental financial measure is not required by GAAP, nor is the presentation of this financial information intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. Management recognizes that non-GAAP financial measures have limitations in that they do not reflect all of the items associated with Asure's earnings results as determined in accordance with GAAP. However, for the reasons described below, management uses this non-GAAP measure to evaluate the performance of Asure's business. Asure's management believes that it is important to provide investors with these same tools, together with reconciliation to GAAP, for evaluating the performance of Asure's business, as it may provide additional insight into Asure's financial results. See "Reconciliation of GAAP Net Earnings to Earnings Before Interest, Taxes, Depreciation, Amortization and Stock Compensation Expense (EBITDA)" table included in this press release for further information regarding these non-GAAP financial measures. In addition, EBITDA is presented because management believes it is frequently used by securities analysts, investors and others in the evaluation of companies.

EBITDA is calculated by adding income taxes, interest expense, depreciation and amortization and stock compensation expense to net earnings, EBITDA is not defined under GAAP and should not be considered in isolation or as a substitute for net earnings and other consolidated earnings data prepared in accordance with GAAP or as a measure of Asure's profitability.

Reconciliation of GAAP Net Earnings to Earnings Before Interest, Taxes, Depreciation, Amortization and Stock Compensation Expense (EBITDA)

$000s	Q4 '10	Q4 '09	Inc/Dec

Net Gain/(Loss)	66	(73)	139
Interest	12	22	(10)
Tax	(4)	25	(29)
Depreciation	45	72	(27)
Amortization	195	195	0
Stock Compensation	10	10	0
EBITDA	324	251	73

Reconciliation of GAAP Net Earnings to Net Earnings Excluding 1-Time Items

$000s	2010	2009	Inc/Dec	Q4 '10

Net Gain/(Loss)	(1,137)	(8,764)	7,627	66
Litigation settlement		2,200	(2,200)
Impairment of assets		630	(630)
Loss on lease agreement	1,203		1,203
2009 Legal (Proxy Fight)		1,657	(1,657)
NPI Reserves (Headquarters Lease)		473	(473)
Other 1-Time Items (net)	34	33	1	37
Net Gain/(Loss) Excl. 1-Time Items	100	(3,771)	3,871	103

ASURE SOFTWARE, INC.
CONSOLIDATED BALANCE SHEETS
(Amounts in thousands, except per share data)
(Unaudited)

	DECEMBER 31,
	2010	2009
ASSETS
Current assets:
Cash and cash equivalents	$ 1,070	$ 2,263
Notes Receivable-ST	62	--
Accounts receivable, net of allowance for doubtful accounts of $20 and $41 at December 31, 2010 and 2009, respectively	1,239	1,526
Inventory	25	49
Prepaid expenses and other current assets	255	213
Total current assets	2,651	4,051

Notes Receivable- LT	60	--
Property and equipment, net	281	581
Intangible assets, net	2,844	3,623
	$ 5,836	$ 8,255

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$ 560	$ 1,039
Accrued compensation and benefits	95	79
Lease impairment and advance	--	562
Other accrued liabilities	361	411
Deferred revenue	1,955	1,744
Total current liabilities	2,971	3,835

Long-term liabilities:
Deferred revenue	116	134
Lease impairment and advance	--	196
Other long-term obligations	25	212
Total long-term liabilities	141	542

Stockholders' equity:
Preferred stock, $.01 par value; 10,000 shares authorized; none issued or outstanding	--	--
Common stock, $.01 par value; 40,000 shares authorized; 32,906 and 32,892 shares issued, 31,116 and 31,102 shares outstanding at December 31, 2010 and 2008, respectively	334	334
Treasury stock at cost, 1,790 shares at December 31, 2010 and 2008, respectively	(5,017)	(4,907)
Additional paid-in capital	270,978	270,925
Accumulated deficit	(263,541)	(262,404)
Accumulated other comprehensive loss	(30)	(70)
Total stockholders' equity	2,724	3,878
	$ 5,836	$ 8,255

The accompanying notes in the forthcoming 10K filing are an integral part of these consolidated financial statements.

ASURE SOFTWARE, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except per share data)
(Unaudited)

	FOR THE THREE
	MONTHS ENDED
	DECEMBER 31,
	2010	2009

Revenues	$2,406	$2,592
Cost of Sales	(518)	(632)
Gross Margin	1,888	1,960

OPERATING EXPENSES:
Selling, general and administrative	1,313	1,429
Research and development	345	396
Amortization of intangible assets	149	150
Total operating expenses	1,807	1,975

GAIN/(LOSS) FROM OPERATIONS	81	(15)

OTHER INCOME (EXPENSES):
Interest income	3	4
Foreign currency translation	(13)	(33)
Interest expense and other	(9)	(4)
Total other income	(19)	(33)

GAIN/(LOSS) FROM OPERATIONS BEFORE INCOME TAXES	62	(48)
Benefit (provision) for income taxes	4	(25)
NET GAIN/(LOSS)	$66	$(73)

BASIC AND DILUTED GAIN/(LOSS) PER SHARE:
Basic	$0.02	$(0.02)
Diluted	$0.02	$(0.02)
WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	3,085	3,166
Diluted	3,085	3,166

The accompanying notes in the forthcoming 10K filing are an integral part of these consolidated financial statements.

ASURE SOFTWARE, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except per share data)
(Unaudited)

	FOR THE YEAR ENDED
	DECEMBER 31,
	2010	2009

Revenues	$ 10,033	$ 9,784
Cost of Sales	(2,259)	(2,077)
Gross Margin	7,774	7,707

OPERATING EXPENSES:
Selling, general and administrative	5,703	11,040
Research and development	1,445	2,041
Litigation settlement	--	2,200
Impairment of assets	--	630
Loss on lease agreement	1,203	--
Amortization of intangible assets	598	597
Total operating expenses	8,949	16,508

LOSS FROM OPERATIONS	(1,175)	(8,801)

OTHER INCOME (EXPENSES):
Interest income	5	53
Gain on sale of assets	5	30
Gain on Investments	130
Foreign currency translation	(54)	(110)
Interest expense and other	(66)	(48)
Total other income	20	(75)

LOSS FROM OPERATIONS BEFORE INCOME TAXES	(1,155)	(8,876)
Benefit (provision) for income taxes	18	112
NET LOSS	$ (1,137)	$ (8,764)

BASIC AND DILUTED LOSS PER SHARE:
Basic	$ (0.37)	$ (2.80)
Diluted	$ (0.37)	$ (2.80)
WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	3,087	3,125
Diluted	3,087	3,125

The accompanying notes in the forthcoming 10K filing are an integral part of these consolidated financial statements
CONTACT: Asure Software, Inc.
         David Scoglio
         512-437-2732